Exhibit 99.1
Unaudited Pro forma Condensed Consolidated Statements of Operations and Balance Sheet to Reflect Sale of Barnett Shale Assets
     The following unaudited pro forma condensed consolidated balance sheet and statements of operations give effect to the following transactions:
     May 2009 Sale of 60% of Denbury’s Barnett Shale Natural Gas Assets. In May 2009, Denbury Resources Inc. (“Denbury”) entered into an agreement to sell 60% of its Barnett Shale natural gas assets to Talon Oil and Gas LLC (“Talon”), a privately held company, for $270 million (before closing adjustments). The effective date under the agreement was June 1, 2009, and consequently operating net revenues after June 1, net of capital expenditures, along with any other purchase price adjustments, were adjustments to the selling price. In June 2009, Denbury completed approximately three-quarters of the sale and closed the remaining portion of the sale in July 2009. Net proceeds of the sale were $259.8 million (after closing adjustments and net of $8.1 million paid on natural gas swaps transferred in the sale). Denbury used the net proceeds from the sale to repay bank debt. Denbury did not record a gain or loss on the sale in accordance with the full cost method of accounting.
     December 2009 Sale of Remaining 40% of our Barnett Shale Natural Gas Assets. In December 2009, Denbury closed the sale of its remaining 40% interest in Barnett Shale natural gas assets to Talon for $210 million (before closing adjustments). The effective date under the agreement was December 1, 2009. The proceeds of this sale were used to reduce outstanding bank debt. Denbury does not expect to record a gain or loss on the sale in accordance with the full cost method of accounting. Further, the sale was structured as a deferred like-kind exchange in conjunction with its December 2009 purchase of Conroe Field in order to defer most of the tax impacts of the sale.
     The unaudited pro forma condensed consolidated balance sheet which follows gives effect to the sale of 40% of Denbury’s Barnett Shale natural gas assets as if the sale occurred on September 30, 2009. The effect of the May 2009 sale of 60% of its Barnett Shale natural gas assets is included in its historical condensed consolidated balance sheet as of September 30, 2009 as the sale occurred prior to September 30, 2009.
     The unaudited pro forma condensed consolidated statements of operations which follow include the effect of the sale of 60%, and subsequent sale of 40%, of Denbury’s Barnett Shale natural gas assets as if each sale occurred on January 1, 2008.

Unaudited Pro Forma Condensed Consolidated
Balance Sheet as of September 30, 2009

	Denbury	Pro Forma		Denbury
	Historical	Adjustments		Pro Forma
		(In thousands)

Assets:
Cash and cash equivalents	$21,689	$190,000	(a)	$211,689
Trade, accrued production and other receivables, net	168,931	—		168,931
Derivative assets	17,900	—		17,900
Current deferred tax assets	5,637	—		5,637

	214,157	190,000		404,157

Oil and natural gas properties
Proved	3,468,060	(210,000)	(a)	3,258,060
Unevaluated	213,170	—		213,170
CO2 properties, equipment and pipelines	1,422,981	—		1,422,981
Other	80,015	—		80,015
Less accumulated depreciation, depletion and amortization	(1,763,902)	—		(1,763,902)

Net property and equipment	3,420,324	(210,000)		3,210,324

Goodwill	138,830	—		138,830
Other assets	52,343	—		52,343
Investment in Genesis	77,606	—		77,606

Total assets	$3,903,260	$(20,000)		$3,883,260

Liabilities and Equity:
Accounts payable and accrued liabilities	$188,420	$—		$188,420
Oil and gas production payable	86,038	—		86,038
Derivative liabilities	74,614	—		74,614
Deferred revenue — Genesis	4,070	—		4,070
Current maturities of long-term debt	4,698	—		4,698

Total current liabilities	357,840	—		357,840

Long-term debt — Genesis	250,681	—		250,681
Long-term debt	945,380	(20,000)	(a)	925,380
Asset retirement obligations	47,149	—		47,149
Deferred revenue — Genesis	16,796	—		16,796
Deferred tax liability	458,940	—		458,940
Derivative liabilities	12,496	—		12,496
Other	23,319	—		23,319

Total long-term liabilities	1,754,761	(20,000)		1,734,761

Equity	1,790,659	—		1,790,659

Total liabilities and equity	$3,903,260	$(20,000)		$3,883,260

Unaudited Pro Forma Condensed Consolidated
Statement of Operations for the Nine Months Ended September 30, 2009

	Denbury	Pro Forma		Denbury
	Historical	Adjustments		Pro Forma
	(In thousands)

Revenues and other income
Oil, natural gas and related product sales	$600,942	$(62,830)	(b)	$538,112
CO2 sales and transportation fees	9,708	—		9,708
Interest income and other	1,948	—		1,948

Total revenues	612,598	(62,830)		549,768

Expenses
Lease operating expenses	241,908	(13,767)	(c)	228,141
Production taxes and marketing expenses	24,294	(4,348)	(c)	19,946
Transportation expense — Genesis	6,143	—		6,143
CO2 operating expenses	3,442	—		3,442
General and administrative	79,828	—		79,828
Interest, net of amounts capitalized	36,960	(2,865)	(d)	34,095
Depletion, depreciation and amortization	177,145	(13,870)	(c)	163,275
Commodity derivative expense	177,061	—		177,061

Total expenses	746,781	(34,850)		711,931

Equity in net income of Genesis	5,802	—		5,802

Loss before income taxes	(128,381)	(27,980)		(156,361)

Income tax benefit	(49,729)	(10,633)	(e)	(60,362)

Net loss	$(78,652)	$(17,347)		$(95,999)

Net loss per common share — basic	$(0.32)			$(0.39)

Net loss per common share — diluted	$(0.32)			$(0.39)

Weighted average common shares outstanding
Basic	246,156			246,156
Diluted	246,156			246,156

Unaudited Pro Forma Condensed Consolidated
Statement of Operations for the Year Ended December 31, 2008

				Denbury
	Denbury	Pro Forma		Historical
	Historical	Adjustments		Pro Forma
	(In thousands)

Revenues and other income
Oil, natural gas and related product sales	$1,347,010	$(234,861)	(b)	$1,112,149
CO2 sales and transportation fees	13,858	—		13,858
Interest income and other	4,834	—		4,834

Total revenues	1,365,702	(234,861)		1,130,841

Expenses
Lease operating expense	307,550	(24,041)	(c)	283,509
Production taxes and marketing expenses	55,770	(12,626)	(c)	43,144
Transportation expense — Genesis	7,982	—		7,982
CO2 operating expenses	4,216	—		4,216
General and administrative	60,374	—		60,374
Interest, net of amounts capitalized	32,596	(3,593)	(d)	29,003
Depletion, depreciation and amortization	221,792	(44,252)	(c)	177,540
Commodity derivative income	(200,053)	—		(200,053)
Abandoned acquisition cost	30,601	—		30,601
Write-down of oil and natural gas properties	226,000	—		226,000

Total expenses	746,828	(84,512)		662,316

Equity in net income of Genesis	5,354	—		5,354

Income before income taxes	624,228	(150,349)		473,879

Income tax provision	235,832	(57,133)	(e)	178,699

Net income	$388,396	$(93,216)		$295,180

Net income per common share — basic	$1.59			$1.21

Net income per common share — diluted	$1.54			$1.17

Weighted average common shares outstanding
Basic	243,935			243,935
Diluted	252,530			252,530

(a)	Represents the increase in cash of $190 million, reduction in debt of $20 million and reduction in oil and natural gas properties of $210 million resulting from the sale of the remaining 40% of Denbury’s Barnett Shale natural gas assets. The Company’s bank debt outstanding as of September 30, 2009 was $20 million. As such, the pro forma adjustment reflects the pay down of $20 million of bank debt. The Company incurred additional debt in December 2009 and utilized the $210 million in proceeds to pay down bank debt in December 2009.

(b)	Represents the decrease in revenues from the sale of oil and natural gas resulting from the disposal of Denbury’s Barnett Shale natural gas assets.

(c)	Represents the reduction in lease operating expense, production expenses and depletion attributable to the disposal of Denbury’s Barnett Shale natural gas assets. Denbury’s estimated pro forma oil and natural gas depletion rate was $13.16 per BOE for the nine months ended September 30, 2009 and $12.03 per BOE for the year ended December 31, 2008. Denbury’s historical oil and natural gas depletion rate is $11.44 for the nine months ended September 30, 2009 and $11.55 for the year ended December 31, 2008.

(d)	Denbury utilized the proceeds from the sale of 60% of its interest in its Barnett Shale natural gas assets to repay a portion of its credit facility. The adjustment to interest expense reflects the reduction in interest expense as if the repayment occurred on January 1, 2008. Denbury used the proceeds from the sale of the remaining 40% of its interest in its Barnett Shale natural gas assets to reduce outstanding bank debt.

(e)	Represents the income tax effect of the pro forma adjustments at Denbury’s approximate statutory tax rate of 38%.